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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 26, 2000 relating to the financial statements and financial statement schedules, which appears in AMERCO's Annual Report on Form 10-K for the year ended March 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Phoenix, Arizona
October 20, 2000